SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12
First Albany Companies Inc.

(Name of Registrant as Specified In Its Charter)
Stephen P. Wink, Esq.
Cahill/Wink LLP
1001 Avenue of the Americas
11th Floor
New York, NY 10018
(212) 878-8895

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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April 20, 2006
Dear Shareholder:
     The 2006 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the Company’s headquarters at 677 Broadway, Albany, New York on Tuesday, May 16, 2006, at 10:00 a.m. (EDT).
     The enclosed material includes the Notice of Annual Meeting and Proxy Statement that describes the business to be transacted at the meeting. We ask that you give it your careful attention.
     As in the past, we will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.
     We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone. Over 81 percent of the outstanding shares were represented at last year’s Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.
On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

George C. McNamee
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
May 16, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the “Company”) will be held at the offices of the Company, 677 Broadway, Albany, New York, on Tuesday, May 16, 2006 at 10:00 a.m. (EDT), for the following purposes:
(1)	To elect three directors whose terms will expire at the 2009 Annual Meeting of Shareholders;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006;

(3)	To consider and act upon a proposal to approve the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan to increase the number of shares available for issuance; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Holders of common stock of record as of the close of business on April 13, 2006, are entitled to receive notice of and vote at the Annual Meeting of Shareholders. A list of such shareholders may be examined at the offices of the Company during regular business hours for ten full days prior to the Annual Meeting as well as at the Annual Meeting.
     It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

By Order of the Board of Directors

Stephen P. Wink
Secretary

Albany, New York
April 20, 2006

677 Broadway
Albany, New York 12207-2990

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 16, 2006
     This Proxy Statement is being furnished to the Shareholders of First Albany Companies Inc., a New York corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 677 Broadway, Albany, New York, on Tuesday, May 16, 2006 at 10:00 a.m. (EDT), and any postponements or adjournments thereof (the “Meeting”). The mailing address of the principal executive office of the Company is 677 Broadway, Albany, New York 12207-2990 and its telephone number is (518) 447-8500.
     At the Meeting, the Shareholders of the Company will be asked (i) to elect three directors of the Company whose terms will expire at the 2009 Annual Meeting of Shareholders; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and (iii) to consider and act upon a proposal to approve the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.
Proxy Solicitation
     This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 20, 2006. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and other employees of the Company in person or by mail, telephone, facsimile or e-mail, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.

VOTING, RECORD DATE AND QUORUM
STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2
PERFORMANCE GRAPH
FIRST ALBANY COMPANIES INC
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL NO. 3
OTHER MATTERS

Voting by Mail, Internet or Telephone
     Shareholders who cannot attend the Annual Meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.
     A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the Meeting. The execution of a proxy will not affect a shareholder’s right to attend the Meeting and vote in person, but attendance at the Meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting.
Multiple Shareholders Sharing the Same Address
     In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our transfer agent, American Stock Transfer and Trust Company, at 800-937-5449 or write to American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Shareholder Services Department. If you are an eligible shareholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.
VOTING, RECORD DATE AND QUORUM
     Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (i) “For” the election of the three persons named under the caption “Election of Directors”, (ii) “For” the approval of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006, and (iii) “For” the approval of the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.
     The persons named in the proxy also may vote in favor of a proposal to adjourn the Meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the Meeting including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

     The close of business on April 13, 2006 has been fixed as the record date for the determination of Shareholders entitled to vote at the Meeting. 16,575,750 shares of common stock were outstanding as of the record date. Each Shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of voting stock of the Company outstanding. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions, broker non-votes and votes to “withhold authority” are counted in determining whether a quorum has been reached on a particular matter.
     The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.
     The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the approval of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, because an abstention is not voted, an abstention will have the effect of a negative vote.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
     The Board recommends (i) the election of the three persons named as nominees under “Election of Directors,” (ii) the approval of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006, and (iii) the approval of the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT
     The following table sets forth information concerning the beneficial ownership of common stock of the Company as of April 13, 2006 , by (i) persons owning more than five percent of the common stock, (ii) each director and each nominee for election as a director of the Company and the executive officers as of December 31, 2005 included in the Summary Compensation Table and (iii) all directors and current executive officers of the Company as a group. An asterisk in the percentage column indicates that a person or group beneficially owns less than one percent of the outstanding shares.

	Shares Beneficially Owned [1]
Name	Number	Percent

George C. McNamee [2,3,7]	1,809,372	10.78%
Alan P. Goldberg [2,4,7]	1,489,610	8.78%
Gordon J. Fox [2,7]	68,457	*
Paul W. Kutey [2,7,8]	16,283	*
Carl P. Carlucci, Ph.D. [2]	27,269	*
Walter M. Fiederowicz [2,6]	18,595	*
Nicholas A. Gravante, Jr. [2]	43,301	*
Hugh A. Johnson, Jr. [2]	451,004	2.68%
Dale Kutnick [2]	41,065	*
Arthur T. Murphy, Jr. [2,5]	313,436	1.89%
Shannon P. O’Brien[2]	5,938	*
Arthur J. Roth[2]	33,168	*
Kennedy Capital Management, Inc. [9]	2,152,246	12.98%
All directors and current executive officers as a group (12 persons) [2]	4,317,498	24.74%

1.	Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

2.	Includes shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options as follows: Mr. McNamee: 195,112; Mr. Goldberg: 366,432; Mr. Fox: 13,333; Mr. Kutey: 5,000; Mr. Carlucci: 3,168; Mr. Fiederowicz: 3,167; Mr. Gravante: 3,167; Mr. Johnson: 239,491; Mr. Kutnick: 3,501; Ms. O’Brien: 3,501; Mr. Roth: 3,168; and all directors and executive officers as a group: 839,040. Also includes the number of phantom stock units held under the Company’s nonqualified deferred compensation plans as follows: Mr. McNamee: 5,893; Mr. Goldberg: 16,372; Mr. Kutey: 5,415; Mr. Johnson: 2,423; and Mr. Murphy: 1,650; and all directors and executive officers as a group: 31,753.

3.	Includes 55,000 shares owned by Mr. McNamee’s spouse and through her retained annuity trust. Also includes 39,330 shares owned by Mr. McNamee as custodian for his minor children.

4.	Includes 144,539 shares held by the Goldberg Charitable Trust. Mr. Goldberg is the co-trustee of such trust and disclaims beneficial ownership of such shares.

5.	Includes 7,000 shares held by the Arthur T. and Barbara S. Murphy Foundation Inc. Mr. Murphy is the co-trustee of such trust and disclaims beneficial ownership of such shares.

6.	Includes 10,268 shares owned by Mr. Fiederowicz’s spouse; Mr. Fiederowicz disclaims beneficial ownership of such shares.

7.	Includes restricted shares of Common Stock over which the persons named have no dispositive power: Mr. McNamee: 6,998; Mr. Goldberg: 11,663; Mr. Fox: 4,907; Mr. Kutey: 2,111; and all directors and executive officers as a group: 25,679.

8.	Includes 2,006 shares owned by Mr. Kutey’s spouse; Mr. Kutey disclaims beneficial ownership of such shares.

9.	Kennedy Capital Management, Inc. has sole dispositive power with respect to all cited shares; however, it only has sole voting power over 2,094,998 of those shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The Bylaws of the Company provide that effective as of the Annual Meeting the Board shall consist of nine directors elected in three classes. Three directors will be elected at the Meeting to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2009. The Board has nominated Nicholas A. Gravante, Jr., Hugh A. Johnson, Jr. and Dale Kutnick as directors. The Board recommends that shareholders vote FOR the election of these nominees.
     If the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election of persons nominated as directors by the Board.
     Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. Each of the nominees are presently directors of the Company.
     Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Meeting.
Directors and Executive Officers of the Company
The directors nominated for election whose terms will expire in 2009 are as follows:
NICHOLAS A. GRAVANTE, JR., age 45, has been a partner at the law firm of Boies Schiller & Flexner LLP since July 1, 2000. Prior to that time he was a partner at Barrett, Gravante, Carpinello & Stern, LLP in New York City since 1992. Mr. Gravante practices law in the areas of corporate litigation and white-collar criminal defense. He is also a Trustee of the Community Service Society of New York, the Brooklyn Public Library, the Columbia Law School Association, a member of the Board of Governors at the Lords Valley Country Club in Lords Valley, Pennsylvania and a member of the Alumni Board of Governors at Poly Prep Country Day School. Mr. Gravante is a member of the Committee on Directors and Corporate Governance and has been a director of the Company since 2003.
HUGH A. JOHNSON, JR., age 65, served as Senior Vice President of the Company and Chief Investment Officer of First Albany Capital Inc. from 1977 to 2005, and Chairman of FA Asset Management, Inc., (formerly known as First Albany Asset Management) a subsidiary of the Company, from 1991 to 2005. Mr. Johnson currently serves as Consulting Investment Strategist for the Company and Chairman of Johnson Illington Advisors, LLC. Mr. Johnson is an economic advisor to the Chairman of the New York State Assembly Committee on Ways and Means and is a Director of the New York State Business Development Corporation, Security Mutual Life and Nye Parnell & Emerson. Mr. Johnson is a visiting Professor of Finance at Rensselaer Polytechnic Institute. In addition, he serves on several other state and community boards. Mr. Johnson has served as a director of the Company since 1990.

DALE KUTNICK, age 56, is Senior Vice President of Research at Gartner, Inc., he has been there since April 2005 when Gartner acquired his previous employer, Meta Group. He was co-founder, Chairman and a director of Meta Group, Inc., a research and consulting firm focusing on information technology and business transformation. Mr. Kutnick served as Chief Executive Officer and Research Director of Meta Group, Inc. since its inception in January 1989 until 2002. Prior to co-founding Meta Group, Inc., Mr. Kutnick was Executive Vice President of Research at Gartner Group, Inc. and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, Inc., he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University. Mr. Kutnick is a member of the Committee on Directors and Corporate Governance and has been a director of the Company since 2003.
The Board recommends a vote FOR each of the three Director nominees.
The following directors’ terms shall expire at the Annual Meeting of Shareholders in 2007:
ALAN P. GOLDBERG, age 60, joined First Albany in 1980 and is President and Chief Executive Officer of the Company. Mr. Goldberg has served as the Company’s President since 1989 and was Co-Chief Executive Officer from 1993 until 2002. Mr. Goldberg is a Director of MVP Health Care (a private company that provides health benefit plans). He is active in industry and civic organizations and serves on the board of several nonprofit institutions. Mr. Goldberg has been a director of the Company since its incorporation in 1985.
CARL P. CARLUCCI, Ph.D., age 57, has been Executive Vice President and Chief Financial Officer of the University of South Florida since 2001. Prior to joining the University of South Florida he was appointed First Deputy Comptroller, Office of the State Comptroller, State of New York from 1999 to 2001. From 1997 to 1999, Dr. Carlucci was Executive Vice President of the University at Albany, State University of New York. Dr. Carlucci’s public service has included the positions of Secretary to the New York State Assembly Ways & Means Committee and Director of the New York Assembly Higher Education Committee. His prior experience in higher education has also included the position of Vice President for Administration at Brooklyn College and serving on the faculty of the Public Administration Departments of Baruch College of City University of New York and the University at Albany’s Rockefeller College. Dr. Carlucci is Chair of the Executive Compensation Committee and has been a director of the Company since 2003.
ARTHUR J. ROTH, age 66, was New York State Commissioner of Taxation and Finance from 1999 through August 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth is a Certified Public Accountant and was Senior Consulting Director for Coopers & Lybrand, LLP and a Director of their Financial Advisory Practice for Upstate New York in the early 1990s. Mr. Roth was Chairman of the Governor’s Empire Zone Designation Board, the Special Commission on Tax Exempt Property for the City of Albany, and the Albany Municipal Water Finance Authority, among others. Mr. Roth serves as a director of Albany Molecular Research, Inc. (a chemistry-based drug discovery and development company), MVP Health Care (a private company that provides health benefit plans) and Harriman Research and Technology

Development Corporation (redeveloping a research and technology office complex in Albany, New York). He also serves as a special consultant to the law firm of Hodgson Russ, LLP. Mr. Roth has been a member of and led a great number of civic and business organizations, including The Center for Economic Growth, The University at Albany Foundation and the New York State Society of Certified Public Accountants. Mr. Roth is Chair of the Audit Committee and has been a director of the Company since 2003.
The following directors’ terms shall expire at the Annual Meeting of Shareholders in 2008:
GEORGE C. McNAMEE, age 59, joined First Albany in 1969. Mr. McNamee has been Chairman of the Company since its inception and also serves as Managing Partner and Managing Director of FA Technology Ventures. Mr. McNamee was Co-Chief Executive Officer of the Company from 1993 to 2002. In addition, Mr. McNamee is Chairman of Plug Power Inc. (a leading fuel cell developer) and a director of iRobot Corporation (a designer and manufacturer of robotics). Additionally, he is a director of several private companies including Amici LLC, Autotask Corporation and MetaCarta Inc. He also serves on the Board of Directors of the New York Conservation Education Fund and is a Trustee of the Albany Academy for Girls. He received his Bachelor of Arts degree from Yale University. Mr. McNamee has been a director of the Company since its incorporation in 1985.
WALTER M. FIEDEROWICZ, age 59, has been a private investor and consultant since August 1997. Since September 2000, he has served as Managing Director of Painter Hill Partners, an investment company. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company owning shares of common stock of World Airways, Inc. (a provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronic information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp. (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including Executive Vice President and Chairman and served as director of Conning & Company (the parent company of an investment firm). Mr. Fiederowicz also serves as a director of Photronics, Inc. (a photomask manufacturer). Since 1998, Mr. Fiederowicz served as Chairman of CDT Corporation and Meacock Capital, PLC. Since August 2003, Mr. Fiederowicz has served as Chairman of the Board of Omega Underwriting Holdings, Ltd, a Lloyd’s-based insurer. Mr. Fiederowicz is Lead Director, a member of the Audit and the Executive Compensation Committees, and has been a director of the Company since 1996.
SHANNON P. O’BRIEN, age 47, is Chief Executive Officer of the Girl Scouts, Patriot’s Trail Council, Inc. since February 2005. Ms. O’Brien was the State Treasurer and Receiver General for the Commonwealth of Massachusetts from 1999 to January 2003. The 2002 Democratic Nominee for Governor of Massachusetts, Ms. O’Brien also served previously for eight years in the Massachusetts Legislature. She was Vice President for External Affairs for Community Care Systems, a behavioral healthcare network and taught at Boston University School of Communications. A graduate of Yale University and Boston University School of Law, she practiced law with the firm of Morrison Mahoney and Miller before entering the legislature. Ms. O’Brien is Chair of the Committee on Directors and Corporate Governance, a member of the Audit Committee and has been a director of the Company since 2003.

The following executive officers do not serve as directors and are not nominated for election as directors:
GORDON J. FOX, age 56, has been Executive Managing Director of First Albany Companies Inc. and Chief Operations Officer since he joined First Albany Capital Inc. in April 2004. Mr. Fox is responsible for several of the firm’s administrative divisions, including Information Technology, Operations, Legal, Compliance, Internal Audit, Marketing and General Services. Prior to joining First Albany in 2004, he was Senior Vice President at ADP and head of Account Management for all brokerage processing customers. He previously was responsible for both the Client Services and Product Support Groups of the service bureau. Prior to ADP, Mr. Fox was Chief Operations Officer for First Albany, managing both the Information Technology and Operations activities from 1983 through 1993. In addition, Mr. Fox’s prior experience includes management responsibilities at Rotan Mosle, Citibank, SIAC and Wheat First Securities.
PAUL W. KUTEY, age 46, has been Acting Chief Financial Officer since his appointment in November 2005. Mr. Kutey is a Certified Public Accountant and has been with First Albany since 2001. While at FAC, Mr. Kutey has headed the Accounting Department, overseen the efforts to comply with Sarbanes-Oxley, has been involved with various acquisitions and financing transactions and negotiated cost savings, particularly related to the firm’s major office leases. Prior to his joining First Albany, from 1993 to 2001, Mr. Kutey was a partner at PricewaterhouseCoopers LLP.
Governance of the Company
     The Board of Directors held 11 meetings during the Company’s fiscal year ended December 31, 2005. The committees of the Board each held the number of meetings noted below in “Committees of the Board”. During 2005, each Director attended at least 90 percent of the total number of meetings of the Board (while he or she was a member) and at least 90 percent of the total number of meetings of committees of the Board on which he or she served. Directors are encouraged to attend the annual meeting of shareholders, and all Directors attended last year’s meeting. The Board has determined that Messrs. Carlucci, Fiederowicz, Gravante, Kutnick and Roth and Ms. O’Brien are “independent directors” as defined in the NASDAQ Stock Market listing standards.
     The Company has a Code of Business Conduct and Ethics applicable to all employees of the Company and members of the Board of Directors. The Code, as well as the Charters of each of the Committees listed below, are available on the Company’s website (www.firstalbany.com). The Company intends to post amendments to or waivers from its Code at this location on its website.
     The Company has also adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Company’s Corporate Secretary at the following address: First Albany Companies Inc., 677 Broadway, Albany, New York 12207-2990, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

Committees of the Board
     The Board of Directors has three standing committees: the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance.
     The Audit Committee. The Audit Committee, responsible for reviewing the Company’s financial statements, met 15 times during the fiscal year. The Audit Committee operates pursuant to a written charter that the Committee and the Board reviews each year to assess its adequacy. Among the primary purposes of the Audit Committee are assisting the Board of Directors in its oversight of the integrity of the Company’s financial reporting process; its compliance with legal and regulatory requirements; the qualifications, independence and performance of its independent auditors; and the performance of the Company’s internal accounting controls. In addition, the Audit Committee decides whether to appoint, retain or terminate the Company’s independent auditors and pre-approves all audit, audit-related, tax and other services, if any, to be provided by the independent auditors. The Audit Committee also prepares the Audit Committee report required by SEC rules for inclusion with the Company’s annual proxy statement. This Committee is comprised of Mr. Roth, who serves as Chair, Ms. O’Brien and Mr. Fiederowicz. Each member of the Audit Committee is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company’s Corporate Governance Guidelines. Each of Mr. Roth and Mr. Fiederowicz are qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards.
     We have adopted policies on reporting of concerns regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Any employees who have concerns about Accounting Matters may report their concerns to any of the following: (i) the employee’s supervisor, (ii) an attorney in the Legal Department of First Albany, (iii) the Company’s toll free anonymous voice mailbox at 1-866-480-6132, or (iv) the Company’s anonymous drop-box, which may be accessed through the Company’s website (www.firstalbany.com). The full text of the Complaint Procedures for Accounting and Auditing Matters is available on our website.
     The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Audit Committee Report — Audit Committee Pre-Approval Policy.”
     The Executive Compensation Committee. The primary purposes of the Executive Compensation Committee are to determine and approve the compensation of the Company’s Chief Executive Officer and make recommendations to the Board of Directors with respect to executive compensation (including compensation of executive officers other than the Chief Executive Officer) and the Company’s incentive-based compensation and equity-based plans that are subject to Board approval. The Committee also assists the Board of Directors in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices. In addition, the Executive Compensation Committee also prepares any report on executive officer compensation required by the rules and regulations of the SEC. The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company. The Compensation Committee also administers the Company’s 1999 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan and the 2003 Senior Management Bonus Plan. The Executive Compensation Committee met six times during fiscal year 2005 and is comprised of Messrs. Carlucci and Fiederowicz. Mr. Carlucci is the Chair of the Committee. Each member of the Executive Compensation Committee is an “independent director” as defined in the NASDAQ Stock Market listing standards.
     The Committee on Directors and Corporate Governance. The Board established the Committee on Directors and Corporate Governance in fiscal year 2002. The Committee held four meetings during 2005. Among its specific duties, the Committee determines criteria for service as director, reviews candidates and considers appropriate governance practices. The Committee also oversees the evaluation of the performance of the Board of Directors and Chief Executive Officer and develops and recommends corporate governance guidelines to the Board for adoption. The Committee considers nominees for director proposed by shareholders. To recommend a prospective nominee for the Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Corporate Secretary in writing to the following address: First Albany Companies Inc., 677 Broadway, Albany, New York 12207-2990, Attn: Corporate Secretary. The Committee on Directors and Corporate Governance is comprised of Ms. O’Brien, who serves as Chair and Messrs. Gravante and Kutnick. In identifying and recommending nominees for positions on the Board of Directors, the Committee on Directors and Corporate Governance places primary emphasis on the criteria set forth in our Corporate Governance Guidelines which include diversity, age and skills, all in the context of an assessment of the perceived needs of the Board. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration.
Director Compensation
     During 2005, the Company paid directors who are not current or former officers of the Company (the “Non-Employee Directors”) an annual retainer of $25,500 and, in addition, an annual retainer of $34,000 to the Lead Director, Mr. Fiederowicz. In addition, the Company paid Non-Employee Directors $1,000 per board or committee meeting attended ($500 for attendance by conference call), plus reimbursement of reasonable expenses. The Chair of the Audit Committee was paid an additional annual retainer of $25,500 and the Non-Employee Directors who were members of such committee were paid additional annual retainers of $8,500. The Chairs of other committees on the Board were paid additional annual retainers of $8,500 and Non-Employee Directors who were members of such other Committees were paid additional annual retainers of $4,250. Employee directors do not receive any compensation for their service as members of the Board.
     Under the 2003 Directors’ Stock Plan, the Non-Employee Directors each received a grant of an option covering 2,500 shares of Common Stock on April 28, 2005. The number of options or restricted shares awarded are generally within the discretion of the Board, except that no Non-Employee Director may receive an option covering more than 5,000 shares or 2,000 restricted shares in any year.
     All options that may be granted under the Directors’ Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, become exercisable in three equal installments beginning on the first anniversary of the date of grant, and have a ten-year term. In addition to any annual grant of options or restricted shares, under the Directors’ Plan, the Board may from time to time make additional discretionary grants (subject to the limits noted above) and may permit a Non-Employee Director to elect to receive all or a portion of his/her annual cash retainer in restricted shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In the ordinary course of its business, First Albany Capital Inc. extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.
     As of December 31, 2005, the Company had a commitment to invest as a limited partner up to $7.6 million in FA Technology Ventures, L.P. (the “Fund”), a technology fund with total limited partner equity commitments of $100 million. The Company also had a commitment as of that date to invest up to an additional $0.4 million in parallel with the Fund; this parallel commitment may be satisfied by investments from the Company’s employee funded investment vehicles established by the Company to allow select employees to invest along with the Fund. These commitments extend initially to the end of the Partnership’s Commitment Period, which expires in July 2006; however, the General Partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and the payment of management fees. Messrs. Goldberg and Fiederowicz are also limited partners in this Fund. The Fund is managed by FA Technology Ventures Corporation a wholly-owned subsidiary of the Company, which receives management fees for its services. George McNamee is an employee of this subsidiary and received compensation from it, which is reflected in the summary compensation table below. In addition, Mr. McNamee is a member of FATV GP LLC, the general partner of the Fund, with a current 16.05 percent membership interest. As a result of this interest in the general partner, he would be entitled to receive 17.02 percent of the 20 percent carried interest that may become payable by the Fund to its general partner if the Fund’s investments are successful. Mr. McNamee is required under the partnership agreement for the Fund to devote a majority of his business time to the conduct of the Fund and any parallel funds.
     Mr. Gravante is a partner in the law firm of Boies Schiller & Flexner LLP (“Boies”). The Company or its subsidiaries paid a total of $5,943 in 2005 to Boies for legal services rendered.
     Messrs. Roth and Goldberg have been members of the Board of Directors of MVP Health Care since January 2004. MVP Health Care is a provider of health care benefit plans and provided health coverage to most of the Company’s employees. The Company’s contract with MVP expired December 31, 2005, and had been previously approved by non-interested members of the Audit Committee. In 2005, the Company paid MVP Health Care $3,400,842 for health care coverage for its employees.
     Mr. Johnson is Chairman of Johnson Illington Advisors LLC (“JIA”). JIA purchased the Albany, New York operations of FA Asset Management Inc. in February 2005. As part of the consideration for the purchase, JIA has an obligation to pay the Company a percentage of revenues earned through 2009. No such payments were made in 2005. In addition, the Company made payments of $10,000 in 2005 to JIA for certain services provided by JIA.

     In connection with the termination of Arthur Murphy’s employment by First Albany Capital as Executive Managing Director, Mr. Murphy filed an arbitration claim against First Albany Capital, Alan Goldberg, President and Chief Executive Officer, and George McNamee, Chairman of First Albany Companies Inc. with the National Association of Securities Dealers, Inc. on June 24, 2005. The claim alleges damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of First Albany Capital. The Company believes the claim to be wholly without merit and intends to vigorously defend against such claim.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
     The following table sets forth certain information regarding compensation paid or earned by (i) the Chief Executive Officer 1 and (ii) the Company’s four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 2005 (collectively referred to as the “Named Executive Officers”).

				Long Term
		Annual Compensation		Compensation Awards
				Restricted	Securities
Name & Principal				Stock	Underlying	All Other
Position	Year	Salary	Bonus	Awards[2,3]	Options	Compensation[4]
George C. McNamee [1]	2005	$272,500	$0	$59,100	0	$6,000
Chairman	2004	300,000	300,000	120,952	0	6,000
	2003	300,000	600,000	0	0	6,000
Alan P. Goldberg [1]	2005	$363,333	$0	$98,491	0	$5,340
President & Chief	2004	400,000	500,000	201,586	0	6,000
Executive Officer	2003	400,000	1,000,000	0	50,000	6,000

Gordon J. Fox [5]	2005	$186,250	$0	$29,545	0	$0
Executive Managing	2004	137,179	150,000	38,206	20,000	—
Director	2003	—	—	—	—	—

Paul W. Kutey	2005	$167,918	$110,000	$20,001	0	$6,000
Acting Chief Financial	2004	161,460	50,000	30,246	0	6,000
Officer	2003	155,250	60,000	0	0	6,000

Steven R. Jenkins [6]	2005	$219,832	$0	$59,100	0	$0
Chief Financial Officer	2004	275,000	300,000	120,952	0	0
	2003	275,000	600,000	0	25,000	0

1.	Mr. McNamee served as Co-Chief Executive Officer of the Company with Mr. Goldberg until July 2003, at which time Mr. Goldberg became the sole Chief Executive Officer.

2.	The restricted stock awards reflected in this column are valued at the market price of Common Stock as of the date of grant and vest in equal increments of approximately 33 percent over a three year period. The holders of restricted stock under the Company’s Long Term Incentive Plans are entitled to receive dividends paid by the Company.

[3]	As of December 31, 2005, Mr. McNamee owned an aggregate of 11,721 shares of restricted stock with a value at that date of $81,461, Mr. Goldberg owned an aggregate of 19,534 shares of restricted stock with a value at that date of $135,761, Mr. Fox owned an aggregate of 5,973 shares of restricted stock with a value at that date of $41,512, Mr. Kutey owned an aggregate of 3,469 shares of restricted stock with a value at that date of $24,110 and Mr. Jenkins owned an aggregate of 11,721 shares of restricted stock with a value at that date of $81,461.

4.	Represents contributions by the Company to the Company’s nonqualified deferred compensation plans in which certain employees of the Company are eligible to participate. Under these plans, a participating executive officer will become vested in any unvested Company contributions in the event that such executive officer’s employment is terminated in connection with a change of control of the Company. The committee administering the plans may also provide in a participant’s annual deferral agreement for acceleration of vesting solely upon a change of control of the Company.

5.	Mr. Fox joined the Company on April 26, 2004.

6.	Mr. Jenkins employment with the Company terminated on November 3, 2005. Mr. Kutey was appointed Acting Chief Financial Officer as of that date.

Stock Option Grants in Last Fiscal Year
The Company’s long term compensation program primarily involves restricted stock and the Company made no option grants to the Named Executive Officers in 2005.
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
     The following table provides information concerning the exercise of stock options during 2005 by each of the Named Executive Officers and the year-end value of their unexercised options.

			Number of Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
	Shares		Options at Fiscal		Options at
	Acquired		Year-End(#)		Fiscal Year-End($) (2)
	On	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise(#)	Realized($) (1)
George C. McNamee	0	$0	195,112	0	$50,584	$0
Alan P. Goldberg	0	0	366,432	16,667	0	0
Gordon J. Fox	0	0	6,667	13,333	0	0
Paul W. Kutey	0	0	5,000	0	0	0
Steven R. Jenkins	0	0	67,781	0	0	0

1.	Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

2.	Represents the difference between the fair market value of the share as of December 31, 2005 and the exercise price multiplied by the number of unexercised options.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2005 with respect to shares of common stock of the Company that may be issued under the Company’s existing equity compensation plans.

	A		B		C
	Number of Securities to		Weighted Average		Number of Securities
	be Issued upon Exercise		Exercise Price of		Remaining Available for
	of Outstanding Options,		Outstanding Options,		Future Issuance Under
	Warrants and Rights		Warrants and Rights		Equity Compensation
					Plans (Excluding
					Securities Reflected in
Plan Category					Column A) (1)
Equity Compensation Plans Approved by Shareholders(2)	1,789,828	(3)	$9.29	(4)	848,157	(5)

Equity Compensation Plans Not Approved by Shareholders (6)	1,170,936	(7)	$6.38	(8)	312,153	(9)

Total	2,960,764		$8.40		1,160,310

1.	The table does not reflect the proposed amendment to the 1999 Long-Term Incentive Plan.

2.	Consists of the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, the 2003 Directors’ Stock Plan, the 2005 Deferred Compensation Plan for Key Employees (the “2005 Key Plan”) and the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the “2005 Professional Plan”).

3.	Consists of 515,350 options under the 1989 Stock Incentive Plan, 1,183,134 options under the 1999 Long-Term Incentive Plan, 35,332 options under the 2003 Directors’ Stock Plan, 26,648 phantom stock units under the 2005 Key Plan, and 29,364 phantom stock units under the 2005 Professional Plan.

4.	Weighted average exercise price of outstanding options (excludes phantom stock units granted under the 2005 Key Plan and the 2005 Professional Plan).

5.	Consists of 509,281 shares under the 1999 Long-Term Incentive Plan, 64,000 shares under the 2003 Directors’ Stock Plan, 190,436 phantom stock units under the 2005 Key Plan and 84,440 phantom stock units under the 2005 Professional Plan.

6.	Consists of the 2001 Long-Term Incentive Plan, the Restricted Stock Inducement Plan for Descap Employees, the Deferred Compensation Plan for Key Employees (the “Predecessor Key Plan”) and the Deferred Compensation Plan for Professional and other Highly Compensated Employees (the “Predecessor Professional Plan”), each of which is described below. No options or other benefits under the 2001 Long-Term Incentive Plan may be granted to directors or executive officers of the Company.

7.	Consists of 758,993 options under the 2001 Long-Term Incentive Plan, 299,657 phantom stock units under the Predecessor Key Plan, and 112,286 phantom stock units under the Predecessor Professional Plan.

8.	Weighted average exercise price of outstanding options (excludes phantom stock units granted under the Predecessor Key Plan and the Predecessor Professional Plan).

9.	Consists of 312,153 shares under the 2001 Long-Term Incentive Plan.

2001 Long-Term Incentive Plan
     On October 18, 2001, the Board of Directors adopted the 2001 Long-Term Incentive Plan (the “2001 Plan”). The 2001 Plan provides for the granting of non-qualified stock options, performance units, restricted shares and stock appreciation rights to the employees of the Company and its subsidiaries. Upon adoption of the 2001 Plan, the Company reserved a total of 800,000 common shares for issuance under the 2001 Plan. In November 2002, an additional 800,000 common shares were reserved for issuance under the 2001 Plan. The committee of the Board administering the 2001 Plan has the authority to establish the exercise price and term for options grants. The options that have been issued generally vest and become exercisable in four equal installments beginning on the first anniversary of the grant date. The options vest on an accelerated basis in the event of a change in control of the Company. The 2001 Plan was intended to function as a broad-based incentive plan, and no awards under the 2001 Plan have been made to directors or executive officers of the Company.
     As of April 13, 2006, options covering 720,112 shares of the Company’s common stock were outstanding under the 2001 Plan and options covering 78,656 shares had been exercised during the fiscal year. Also as of April 13, 2006, 520,067 Restricted Shares had been granted under the 2001 Plan. No performance units or stock appreciation rights have been granted. 341,833 shares remained available for granting of future awards.
     The 2001 Plan is included as Exhibit 10.10 in the Company’s Annual Report on Form 10-K for the period ended December 31, 2004, filed with the Securities and Exchange Commission.
Deferred Compensation Plan for Key Employees
     The Deferred Compensation Plan for Key Employees, effective January 1, 1998 (the “Predecessor Key Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the 2005 Deferred Compensation Plan for Key Employees (the “2005 Key Plan”) in order to satisfy the requirements of the new Internal Revenue Code Section 409A that was enacted by Congress as part of the American Jobs Creation Act of 2004.
     Like the 2005 Key Plan, the Predecessor Key Plan is an unfunded, non-qualified deferred compensation plan that provided management or highly compensated employees selected by the administering committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Key Plan. Participants are permitted to select First Albany Companies Inc. Common Stock (“First Albany Stock”) as the investment benchmark for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the First Albany Stock. In order to encourage investment in First Albany Stock, the Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in First Albany Stock will be paid out in shares of First Albany Stock.
     As of April 13, 2006, 298,018 phantom stock units held under the Predecessor Key Plan were outstanding. Each phantom stock unit represents the notional investment of the participant’s deferred compensation or the Company’s matching contribution or discretionary allocation in one share of First Albany Stock. Because the Predecessor Key Plan was frozen effective January 1, 2005, no additional phantom stock units are available under the Predecessor Key Plan. The Predecessor Key Plan is included as Exhibit 4(f) in the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 5, 2004.
Deferred Compensation Plan for Professional and
Other Highly Compensated Employees
     The Deferred Compensation Plan for Professional and Other Highly Compensated Employees, effective January 1, 2002, formerly known as the Non-ERISA Deferred Compensation Plan, (the “Predecessor Professional Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the “2005 Professional Plan”) in order to satisfy the requirements of the new Internal Revenue Code Section 409A that was enacted by Congress as part of the American Jobs Creation Act of 2004.
     Like the 2005 Professional Plan, the Predecessor Professional Plan is an unfunded, non-qualified deferred compensation plan that provided employees who are not eligible to participate in the Predecessor Key Plan and who were selected by the administering committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Professional Plan. Participants are permitted to select First Albany Stock as the investment benchmark for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the First Albany Stock. In order to encourage investment in First Albany Stock, the Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in First Albany Stock will be paid out in shares of First Albany Stock.
     As of April 13, 2006, 112,286 phantom stock units held under the Predecessor Professional Plan were outstanding. Each phantom stock unit represents the notional investment of the participant’s deferred compensation or the Company’s matching contribution or discretionary allocation in one share of First Albany Stock. Because the Predecessor Professional Plan was frozen effective January 1, 2005, no additional phantom stock units are available under the Predecessor Professional Plan. The Predecessor Professional Plan is included as Exhibit 4(e) in the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 3, 2002.
Restricted Stock Inducement Plan
     On April 27, 2004, the Board of Directors adopted the Restricted Stock Inducement Plan for Descap Employees (the “Restricted Stock Inducement Plan”) in connection with the Company’s acquisition of Descap Securities, Inc. (“Descap”). The Restricted Stock Inducement Plan provided for awards of restricted shares to certain employees of Descap at the time of the acquisition of Descap as an inducement for such employees to enter into employment with the Company or one of its affiliates in connection with the acquisition of Descap. A maximum of 272,000 shares of the

Company’s common stock were made available for awards of restricted shares and no awards were intended to be made following the acquisition of Descap.
     As of April 13, 2006, 270,843 Restricted Shares had been granted under the Restricted Stock Inducement Plan. No shares remained available for granting of future awards.
     The Restricted Stock Inducement Plan is included as Exhibit 99.A in the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 5, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based on the Company’s review of reports filed by directors, executive officers and 10 percent shareholders of the Company on Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all such reports were filed on a timely basis during fiscal year 2005 with the exception of Mr. Kutnick, who did not timely file two transactions on Forms 4, but subsequently reported such transactions on a Form 4.
EXECUTIVE COMPENSATION COMMITTEE REPORT
Overview
     The Executive Compensation Committee establishes the compensation policies applicable to the executive officers of the Company. The Compensation Committee also administers the Company’s Long-Term Incentive Plans and the Senior Management Bonus Plan. It is composed of two independent directors and operates under a written charter adopted by the Board which was amended January 2004. The Board annually reviews the NASDAQ Stock Market listing standards definition of independence and has determined that each member of the Committee is independent. During the year 2005, the Committee met six times.
Compensation Policies
     Compensation for executive officers of the Company has been strongly influenced by the principle that the compensation of executive officers should be structured to directly link the executives’ financial reward to the performance of the business unit they lead or, as the case may be, the performance of the Company as a whole. Thus, for example, incentive compensation of the Chief Executive Officer would both share in the success of the Company as a whole and be adversely affected by poor Company performances, thereby aligning his interests with the interests of the Company’s shareholders.
     Salaries of executive officers are intended to be relatively moderate, and are set at levels, which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. The Committee reviews data on comparable firms in the industry and recommendations from compensation consultants in making these determinations. Substantial emphasis is placed on incentive compensation directly related to short and long-term corporate performance through annual cash bonuses and stock option or restricted stock grants. In 2004 the Committee engaged a compensation consultant to provide a peer group comparison of executive salaries and develop a performance based model for the committee to use in making recommendations.
Annual Bonus
     As is common in the financial services industry, a significant portion of total compensation of the Company’s executive officers has been historically paid in the form of annual bonuses. However, in 2005, only one executive officer received a cash bonus as part of total compensation. This practice is intended to maximize the portion of an individual’s compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive’s level of responsibility and to reward individual and corporate performance.
     The specific bonus an executive receives is dependent on his level of responsibility, individual performance and the performance of his business unit and/or the Company. The Committee pays careful attention to competitive compensation practices, including reviewing industry compensation surveys provided by outside vendors. Levels of responsibility are evaluated annually by the Executive Compensation Committee. Assessments of individual performance and contribution to the firm are also made annually by the Executive Compensation Committee after receiving the recommendations of the CEO, Mr. Goldberg, and their general correspondence with the performance model. The approved recommendations are based on a number of factors, including individual and corporate performance, but also initiative, business judgment, management skills and potential contribution to the firm based on management’s strategic business plan.
     Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward Section 162(m)’s $1 million deduction limit. Section 162(m) first became applicable to the Company in 2003 during which time the Company approved and our shareholders approved, the Senior Management Bonus Plan. The Senior Management Bonus Plan is designed to assure that all bonus compensation paid to our covered employees is considered qualified performance-based compensation within the meaning of Section 162(m). In 2005, none of the Executive Officers received compensation subject to Section 162(m).
     The CEO recommended and the Committee agreed that there would be no bonus pool for Executive Officers for 2005, other than for Mr. Kutey, whose 2005 bonus reflected his performance in his previous capacity in addition to his stepping into the role of Acting Chief Financial Officer.
Base Salary
     A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company’s business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of the CEO recommendations. During 2005, the executive officers voluntarily agreed to reduce their base salaries.

The Stock Incentive Plan
     Awards under the 1999 Long-Term Incentive Plan supplement the bonuses paid to the Named Executive Officers. The number of shares of restricted stock granted to the executive officers, in general, reflects the decision of the Executive Compensation Committee to allocate a portion of compensation in stock awards, the value of which is directly linked to the future financial success of the Company. The Long-Term Incentive Plan also allows the Executive Compensation Committee to grant options, performance units and stock appreciation rights. During 2005, the Executive Compensation Committee also awarded an aggregate of 29,064 shares of restricted stock to executive officers as incentive compensation for 2004.
Compensation of Chief Executive Officer
     Total cash compensation paid to Mr. Goldberg during 2005 was $417,503. For fiscal year 2005, Mr. Goldberg received a base salary of $363,333 and no additional incentive compensation.
     The compensation program implemented by the Executive Compensation Committee was designed to permit the Committee to provide our executive officers with total compensation that is linked to the Company’s performance to reinforce the alignment of employee and shareholder interests. At the same time, it is intended to provide the Executive Compensation Committee with sufficient flexibility to assure that such compensation is appropriate to attract and retain these employees who are vital to the continued success of the Company. During fiscal 2005, the Compensation Committee performed all of its duties and responsibilities under the Executive Compensation Committee Charter.

EXECUTIVE COMPENSATION COMMITTEE

Carl Carlucci (Chair)
Walter Fiederowicz

AUDIT COMMITTEE REPORT*
     The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board which was amended January 2004. The Board annually reviews the NASDAQ Stock Market listing standards definition of independence and has determined that each member of the Committee meets that standard, and each member is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company’s Corporate Governance Guidelines.
     The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures. The independent accountants are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States.
     During the year 2005, the Committee met at least quarterly with the Company’s Chief Financial Officer. In addition, the Committee meets with its independent accountants on a quarterly basis or more frequently, as requested by the independent accountants or the Committee. At each quarterly meeting in 2005, the Committee met privately with the independent accountants as well as with management. In addition, the Committee met twice during the year with the Director of the Company’s Internal Audit Department and the Director of the Company’s Compliance Department for reports on the status of certain internal controls.
     In 2005, the Committee also undertook a comprehensive review and assessment of potential risks and exposures posed to the Company by the operating units of the Company, and met with managers of each of the Company’s principal operating units. The Committee also reviewed its charter and undertook a self-assessment process and reported the results of that assessment to the Board. In addition, the Committee met regularly, particularly during the latter part of the year, with the independent accountants and management to review the Company progress in preparing for Sarbanes-Oxley Section 404 compliance.
     The Committee recommended to the Board that the Company’s current independent accountants, PricewaterhouseCoopers LLP, be appointed as the independent accountants to conduct the audit for the fiscal year ended December 31, 2005. Pursuant to the revised charter, the Committee is directly responsible for the appointment of the Company’s independent accountants who shall report directly to the Committee. The Company’s independent accountants have provided to the Committee a written disclosure required by Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

*	The material in this report is not “solicitation material,” is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

     Management represented to the Committee that the Company’s consolidated financial statements for fiscal 2005 were prepared in accordance with accounting principles generally accepted in the United States and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants what is required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
     During fiscal 2005, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, the Audit Committee has determined that the provision of the non-audit services described in “Principal Accounting Firm fees” below is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

AUDIT COMMITTEE

Arthur Roth (Chair)
Shannon P. O’Brien
Walter Fiederowicz

PROPOSAL NO. 2
RATIFICATION OF SELECTION
OF INDEPENDENT AUDITORS
     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year ending December 31, 2006. We are submitting the selection of independent auditors for shareholder ratification at the Annual Meeting.
     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
     Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee, or a designated member thereof, pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.
The Board recommends that the Company’s shareholders vote for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

Principal Accounting Firm Fees
     The following table shows information about fees paid by the Company to PricewaterhouseCoopers LLP:

		Percentage of 2005		Percentage of 2004
		Services Approved		Services Approved
Fees paid by the		by Audit		by Audit
Company:	2005	Committee	2004(e)	Committee
Audit fees(a)	$732,210	100%	$765,253	100%
Audit-related fees(b)	118,336	100%	100,998	100%
Tax fees(c)	179,692	100%	154,052	100%
All other fees(d)	1,620	100%	1,624	100%

(a)	The Audit fees are part of an integrated Audit including cost related to Sarbanes Oxley Section 404 compliance. The amount of fees related to Sarbanes Oxley Section 404 compliance was $ 403,857 for 2005 and $464,183 for 2004.

(b)	Audit-related fees are fees for assurance and related services that traditionally are performed by the independent accountant and generally are overseen by a licensed accountant. These services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(c)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(d)	All other fees are fees for accounting and auditing research software.

(e)	Prior year numbers have been conformed to current year presentation.
Audit Committee Pre-Approval Policy
     In accordance with the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for the Company by the Company’s independent accountants were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
     The Pre-Approval Policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.
     Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent accountants and the Company’s chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

          The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.
PERFORMANCE GRAPH
     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company’s common stock against the cumulative total return of the S&P Composite 500 Stock Index (“S&P 500 Index”) and the Financial Services Analytics, Inc. Composite Index (“FSA Composite Index”) an index of publicly traded brokerage firms for the Company’s last five fiscal years. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 at December 31, 2000, and that all dividends, if any, were reinvested.
FIRST ALBANY COMPANIES INC.

	2000	2001	2002	2003	2004	2005
First Albany	100	85	110	226	159	115
S&P 500 Index	100	88	69	88	98	103
FSA Composite Index	100	78	61	91	103	128

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
     The Company has an Executive Compensation Committee responsible for approving the compensation of the Company’s executive officers. Messrs. Carlucci and Fiederowicz served on the Executive Compensation Committee during the 2005 fiscal year. Neither of the Executive Compensation Committee members is involved in a relationship requiring disclosure as an interlocking executive officer/director under any paragraph of Item 404 of Regulation S-K or as a former officer or employee of the Company.
PROPOSAL NO. 3 ADOPTION
OF THE FIFTH AMENDMENT TO
THE FIRST ALBANY COMPANIES INC.
1999 LONG-TERM INCENTIVE PLAN
     In March of 1999, the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of First Albany Companies Inc. (the “Company”), and on May 18, 1999, it was approved by the Company’s shareholders. On March 28, 2002, the Board adopted the First Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan to increase the number of shares that may be granted under the Plan from 800,000 shares to 1.6 million shares, and the Company’s shareholders approved the First Amendment at the 2002 Annual Meeting of Shareholders. On March 10, 2003, the Board adopted the Second Amendment to the Plan to increase the number of shares that may be granted under the Plan from 1.6 million shares to 2.4 million shares and the Company’s shareholders approved the Second Amendment at the 2003 Annual Meeting of Shareholders. On March 23, 2004, the Board adopted the Third Amendment to the Plan to increase the number of shares that may be granted under the Plan from 2.4 million shares to 3.6 million shares and the Company’s shareholders approved the Third Amendment at the 2004 Annual Meeting of Shareholders. On March 18, 2005, the Board adopted the Fourth Amendment to the Plan to increase the number of shares that may be granted under the Plan from 3.6 million shares to 4.2 million shares, and the Company’s shareholders approved the Fourth Amendment at the 2005 Annual Meeting of Shareholders.
     On April 11, 2006, the Board adopted the Fifth Amendment to the Plan to increase the number of shares that may be granted under the Plan from 4.2 million shares (or 4,621,967 shares as adjusted for stock dividends) to 4.7 million shares (or 5,121,967 shares as adjusted for stock dividends). As of April 13, 2006, options and restricted stock granted under the Plan covered an aggregate of 4,284,681 shares, leaving 337,286 shares remaining for issuance pursuant to subsequent grants. This increase will allow the Company to continue its equity compensation program, in which all senior employees are eligible to receive a portion of their incentive compensation in the form of restricted stock. This program is an important part of the Company’s overall effort to improve margins throughout its businesses. The Company’s shareholders are now requested to approve the Fifth Amendment, the only purpose of which is to increase the number of shares that may be granted under the Plan.
     The Fifth Amendment will not be effective unless and until it is approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat. Should such shareholder approval not be obtained, then the Fifth Amendment will not be implemented but the Plan in effect prior to the Fifth Amendment will continue to remain in effect.
     The Board recommends that the Company’s shareholders vote FOR the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan.
     Set forth below for the convenience of the Company’s shareholders is a summary description of the Plan. This description is qualified in its entirety by reference to the actual Plan and amendment, copies of which are attached to the electronic copy of this Proxy Statement filed with the Securities and Exchange Commission and may be accessed from the Commission’s home page (www.sec.gov). In addition, copies of the plan and amendment may be obtained upon written request to: Nancy Rice, Director of Marketing, First Albany Companies Inc., 677 Broadway, Albany, NY 12207-2990.
Purpose
     The purpose of the Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company’s stockholders.
Number of Shares
     The maximum number of shares of Common Stock as to which awards could be granted may not exceed 4.2 million shares (or 4,621,967 shares as adjusted for stock dividends) or, if the Fifth Amendment is approved, 4.7 million shares (or 5,121,967 shares as adjusted for stock dividends). If, however, any awards expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for awards under the Plan to the extent of such expiration or termination, subject to certain limitations under the Plan. The maximum number of shares described in this paragraph are subject to proportional adjustment to reflect certain changes, such as stock dividends and stock splits.
     No participant may receive in any calendar year awards of stock options and stock appreciation rights under the Plan exceeding 300,000 underlying shares of Common Stock, and the maximum amount payable in respect of performance units, performance-based restricted shares and other awards subject to performance criteria in any calendar year may not exceed 300,000 shares of Common Stock (or the equivalent fair market value thereof) in the case of any individual participant.
Administration
     The administration, interpretation and operation of the Plan will be vested in the Executive Compensation Committee who will serve at the pleasure of the Board. The Executive Compensation Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purposes of making awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

Eligibility
     Key employees and officers or those who will become key employees or officers of the Company are eligible to receive awards under the Plan.
Awards Under The Plan
     Introduction. Awards under the Plan may consist of stock options, stock appreciation rights, restricted shares or performance unit awards, each of which is described below. All awards will be evidenced by an agreement approved by the Executive Compensation Committee. In the discretion of the Executive Compensation Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.
     Stock Options and Stock Appreciation Rights. Stock options granted under the Plan may be in the form of incentive stock options or non-qualified stock options and may be granted alone or in addition to other awards under the Plan. Stock options may be granted alone or in tandem with stock appreciation rights (“SARs”). SARs entitle a participant to receive, upon exercise, cash, restricted shares or unrestricted shares of Common Stock as provided in the relevant award agreement, with a value equal to (a) the difference between (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised and (ii) the fair market value on the date the SAR was granted, multiplied by (b) the number of shares of Common Stock for which the SAR has been exercised. No SAR may be exercised until six months after its grant or prior to the exercisability of the stock option with which it is granted in tandem, whichever is later.
     The exercise price and other terms and conditions of such options will be determined by the Executive Compensation Committee at the time of grant and, in the case of incentive stock options, such exercise price will not be less than 100 percent of the fair market value of the Common Stock on the date of the grant. No term of any incentive stock options shall exceed ten years after grant.
     Unless otherwise determined by the Executive Compensation Committee or provided in the relevant award agreement, stock options shall become exercisable over a four-year period from the date of grant with 25 percent vesting on each anniversary of the grant in that time period.
     Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Executive Compensation Committee in the relevant award agreement. In no event shall restricted shares vest prior to six months after the date of grant. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Executive Compensation Committee have been satisfied.
     Performance Units. Performance units represent a monetary amount designated in advance by the Executive Compensation Committee. Participants receiving performance unit grants will only earn such amounts if the Company and/or the participant achieve certain performance goals during a designated performance period. The Executive Compensation Committee will establish such performance goals and may use such measures as total shareholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Executive Compensation Committee deems appropriate. If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, in unrestricted Common Stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.
Forfeiture Upon Termination
     Unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason, any unexercisable stock option or SAR shall be forfeited and canceled by the Company. Such participant’s right to exercise any then-exercisable stock option or SAR will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Executive Compensation Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), to the extent the stock options of SARs are exercisable immediately prior to the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.
     Unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason (other than due to death, total disability or retirement) (a) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, or, (b) prior to the completion of any performance period in respect of any grant of performance units, such restricted shares or performance units, as the case may be, will be forfeited by such participant; provided, however, that the Executive Compensation Committee may, in its sole discretion, determine within 90 days after such termination that all or a portion of such restricted shares or performance units, as the case may be, shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100 percent vested in any restricted shares as of the date of termination or shall be entitled to earn into the participant’s performance units.
Change of Control
     Unless provided otherwise in an award agreement, if a Change of Control, as defined in the Plan, occurs (i) all Stock Options and/or SARs then unexercised and outstanding will become fully vested and exercisable, (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied and (iii) all performance units will be deemed to have been fully earned, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company as of the date of the Change of Control or who are terminated before the Change of Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change of Control.

Recapitalization Adjustments
     In the event of any change in capitalization affecting the Common Stock of the Company, including without limitation, a distribution, recapitalization, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off, combination, or exchange of Common Stock or other corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in any manner that it in good faith deems equitable, adjust any or all of (i) the maximum number of shares of Common Stock of the Company with respect to which awards may be granted, (ii) the number of shares of Common Stock of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price or other price per share with respect to any outstanding awards.
Amendment, Suspension or Termination of the Plan
     The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time; provided, however, that no amendment by the Board may, without the approval of a majority of the stockholders, (i) increase the number of shares of Common Stock which may be issued under the Plan, except as provided therein, (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) make any modification to the Plan required to be approved by stockholders under the NASDAQ rules.
Certain Federal Income Tax Consequences of The Plan
     The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual’s own tax status, each participant who receives an award under the Plan should consult a tax advisor.
Incentive Stock Options. Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. Generally, no income is recognized by the optionee upon the exercise of an incentive stock option. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.
Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the later to occur of (i) the end of the two-year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (the later of (i) or (ii) being the “ISO Holding Period”), any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise.

For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the option price.
Generally, if the shares are disposed of by the optionee in a taxable disposition within (i) the two-year period beginning on the day after the day the option was awarded to the optionee, or (ii) the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”) equal to the amount of ordinary income realized by the optionee. Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.
If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee’s death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.
Non-Qualified Stock Options. In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the fair market value of such shares on the exercise date.
Effect of Share-for-Share Exercise. If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.
If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”) in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares. A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code in respect of such grant, as described below. Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant. After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.
Unless the participant has made an election under Section 83(b) of the Code (as described below), at the time the terms and conditions applicable to the restricted shares are satisfied, the participant will recognize compensation taxable as ordinary income at such time, and the Company generally will be entitled to a deduction in an amount equal to the then fair market value of the shares of Common Stock for which the terms and conditions applicable to the restricted share award have been satisfied. The participant’s tax basis for any such shares of Common Stock will be the fair market value on the date such terms and conditions are satisfied.
A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, in which case the Company will be entitled to a corresponding deduction in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant. Such an election must be made by the participant not later than 30 days after the date of grant. If such an election is made, no income will be recognized by the participant (and the Company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied. The participant’s tax basis for the restricted shares received and for any shares of Common Stock subsequently held in respect thereof will be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant. If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.
The holding period for capital gain or loss purposes in respect of the Common Stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code. In such case, the holding period will commence immediately after the grant of such restricted shares.
Performance Units. A participant will not recognize any income upon the award of a performance unit. If the performance goals applicable to the performance unit are achieved during the applicable performance period and such performance units are earned, a participant will recognize compensation taxable as ordinary income when he or she receives payment with respect to such performance unit, and at such time the Company will be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Common Stock received by the participant in payment of the performance units. The participant’s tax basis for any such shares of Common Stock would be the fair market value on the date such unrestricted shares are transferred to the participant. If all or a portion of the performance units are paid in restricted shares, see “Restricted Shares” above for a discussion of the applicable tax treatment.
Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.
The Company has structured the Plan so that the Company may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs, (ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards. Because restricted share awards under the Plan are not deemed to be qualified performance-based compensation under Section 162(m) of the Code, amounts for which the Company may claim a deduction upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m).
Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.
If the provisions of the Plan relating to a change in control become applicable, certain compensation payments or other benefits received by “disqualified individuals” (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in “excess parachute payments” (as defined in Section 280G(b)(I) of the Code). Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company. In addition, Section 4999 of the Code generally imposes a 20 percent excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary).
2005 Awards Under the 1999 Long-Term Incentive Plan
     During the last fiscal year, no options were awarded to the Named Executive Officers, and no options were awarded to current executive officers under the Plan. No options were awarded to directors or other employees under the Plan in 2005. The current executive officers were awarded

22,605 shares of restricted stock under the Plan in 2005. All employees other than the current executive officers, were granted 1,140,584 shares of restricted stock under the Plan in 2005.
OTHER MATTERS
     At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.
     If a shareholder intends to present a proposal at the Company’s Annual Meeting of Shareholders to be held in 2007 and seeks to have the proposal included in the Company’s proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on December 21, 2006. If a shareholder wishes to present a matter at the Company’s Annual Meeting of Shareholders to be held in 2007 that is outside of the processes of Rule 14a-8, the proposal must be received by the Company no earlier than February 15, 2007 and no later than the close of business on March 7, 2007. After that date, the proposal will be considered untimely and the Company’s proxies will have discretionary voting authority with respect to such matter.
     PLEASE NOTE THAT UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005. REQUESTS SHOULD BE DIRECTED TO NANCY RICE, DIRECTOR OF MARKETING, FIRST ALBANY COMPANIES INC., 677 BROADWAY, ALBANY, NY 12207-2990.
     You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

By Order of the Board of Directors

Stephen P. Wink
Secretary

April 20, 2006

ANNUAL MEETING OF SHAREHOLDERS OF
FIRST ALBANY COMPANIES INC.
May 16, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. The Election of Directors:					2.
The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

The approval of the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan to increase the number of shares available for issuance.
						☐	☐	☐

		NOMINEES:			3.	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Nicholas A. Gravante, Jr.	(To expire in 2009)
		¡	Hugh A. Johnson, Jr.	(To expire in 2009)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Dale Kutnick	(To expire in 2009)	4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)

					TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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FIRST ALBANY COMPANIES INC.
677 BROADWAY
ALBANY, NEW YORK 12207-2990
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
George C. McNamee and Alan P. Goldberg, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of First Albany Companies Inc. held of record by the undersigned on April 13, 2006 at the Annual Meeting of Shareholders to be held at 10:00 A.M. (EDT) on Tuesday, May 16, 2006 at the offices of the Company at 677 Broadway, Albany, New York 12207-2990, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.
(Continued and to be signed on the reverse side)

COMMENTS:

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
FIRST ALBANY COMPANIES INC.
May 16, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1. The Election of Directors:					2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Nicholas A. Gravante, Jr.	(To expire in 2009)
		¡	Hugh A. Johnson, Jr.	(To expire in 2009)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Dale Kutnick	(To expire in 2009)	3.	The approval of the adoption of the Fifth Amendment to the First Albany Companies Inc. 1999 Long-Term Incentive Plan to increase the number of shares available for issuance.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)				4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

					TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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